SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2004

CCH II, LLC
CCH II CAPITAL CORP.
(Exact name of registrants as specified in their charters)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-111423 333-111423-01	030511293 134257703
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 8.01. OTHER EVENTS.

Charter Communications, Inc. ("Charter"), the indirect parent company and manager of CCH II, LLC and CCH II Capital Corp., today called for redemption approximately $588 million of its 5.75% Convertible Senior Notes due October 2005, CUSIP numbers 16117MAA5 and 16117MAB3 (the "2005 Notes") at 101.15% of principal amount, plus accrued and unpaid interest to the date of redemption, December 23, 2004. Charter had agreed to such redemption using a portion of the proceeds of its November 22, 2004 sale of approximately $862.5 million original principal amount of Convertible Senior Notes due 2009. Upon mailing the notice of redemption in accordance with the indenture governing the 2005 Notes, 2005 Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A press release announcing the redemption is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is not filed but furnished pursuant to Item 8.01:

Exhibit Number	Description
99.1	Press release dated November 23, 2004. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on November 23, 2004 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCH II, LLC and CCH II Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CCH II, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: November 23, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Corporate Controller
(Co-Principal Financial Officer and Principal
Accounting Officer)

CCH II CAPITAL CORP.
Registrant

Dated: November 23, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Corporate Controller
(Co-Principal Financial Officer and Principal
Accounting Officer)

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press release dated November 23, 2004. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on November 23, 2004 (File No. 000-27927)).